TENNENBAUM OPPORTUNITIES FUND V, LLC











                         ------------------------------

                                  SUBSCRIPTION

                                     BOOKLET

                         ------------------------------








THIS SUBSCRIPTION BOOKLET IS UTILIZED FOR THE PRIVATE OFFERING OF COMMON EQUITY INTERESTS (THE "LP INTERESTS") IN TENNENBAUM OPPORTUNITIES FUND V, LLC (THE "COMPANY"). THE LP INTERESTS OF THE COMPANY ARE AVAILABLE ONLY TO "QUALIFIED INVESTORS," WHO ARE PERSONS THAT ARE BOTH ACCREDITED INVESTORS, AS DEFINED UNDER THE SECURITIES ACT OF 1933, AND QUALIFIED CLIENTS, WITHIN THE MEANING OF RULE 205-3 UNDER THE INVESTMENT ADVISERS ACT OF 1940.

                      TENNENBAUM OPPORTUNITIES FUND V, LLC

                          DIRECTIONS FOR THE COMPLETION
                          OF THE SUBSCRIPTION DOCUMENTS

      Capitalized terms not defined herein shall have the respective meanings given to them in the Confidential Private Placement Memorandum of the LP Interests of the Company, dated August 2006 (such Confidential Private Placement Memorandum, together with any supplements thereto delivered to the undersigned, being herein called the "Memorandum").

This booklet contains documents which must be executed and returned if you wish to invest in the Company. You should consult with an attorney, accountant, investment advisor or other advisor regarding an investment in the Company and its suitability for you. If you wish to invest, please fill out, sign and return to the Company the portion of this booklet pertinent to you under each of the headings below. The completed Subscription Booklet must be received by the Company at least three Business Days in advance of the Closing (as defined in the Subscription Agreement).

1.   Subscription Agreement and Suitability Statement; Power of Attorney.
     --------------------------------------------------------------------

Please read carefully.

INDIVIDUALS should initial their answer to each of the questions on pages 10 and 11 and fill out and sign page 17, which is the signature page for the subscription agreement. Please also include a completed IRS Form W-9 (for U.S. investors) or the appropriate Form W-8 (for non-U.S. investors). These forms are attached. By signing page 17, you will be granting the Power of Attorney contained in Section 1(c) of this Subscription Agreement and Suitability Statement.

ENTITIES should initial or fill out each of the questions on pages 12 through 16 and fill out and sign page 17, which is the signature page for the Subscription Agreement. Please also include a completed IRS Form W-9 (for U.S. investors) or the appropriate Form W-8 (for non-U.S. investors). These forms are attached. By signing page 17, you will be granting the Power of Attorney contained in Section 1(c) of the Subscription Agreement.

2.   Operating Agreement Signature Pages.
     ------------------------------------

Please also sign both copies of the signature page of the Company's Operating Agreement attached behind page 19 of the Subscription Agreement.

The Investor's obligations hereunder with respect to this subscription are subject to the Investor's review and approval of the final versions of the Memorandum, the Operating Agreement and other related transaction documents requested by the Investor. After reviewing such final materials, the Investor may cancel this subscription, including all agreements of the Investor hereunder and the power of attorney granted hereby.(1)

--------
(1) At the time that the Company transmits the final materials to the Investor, the Company will also transmit a notice to be completed by the Investor and returned to the Company within the time frame specified therein pursuant to which the Investor will acknowledge that it has received and reviewed the final materials and agree that the italicized proviso contained in Section 1(b) is no longer applicable to such Investor.

Please return completed and signed documents to the following address:

            TENNENBAUM OPPORTUNITIES FUND V, LLC
            ATTN: HOWARD LEVKOWITZ
            TENNENBAUM CAPITAL PARTNERS
            2951 28TH STREET, SUITE 1000
            SANTA MONICA, CA 90405

      With a copy to:

            CITIGROUP GLOBAL MARKETS INC.
            388 GREENWICH STREET, 33RD FLOOR
            NEW YORK, NEW YORK 10013
            ATTENTION: JANE BIENEMAN

                             SUBSCRIPTION AGREEMENT
                             ----------------------

TENNENBAUM OPPORTUNITIES FUND V, LLC

To Whom It May Concern:

            Reference is made to the Confidential Private Placement Memorandum dated August 2006 with respect to the offering of common equity interests (the "LP Interests") of Tennenbaum Opportunities Fund V, LLC (the "Company") (such Confidential Private Placement Memorandum, together with any supplements thereto delivered to the undersigned, being herein called the "Memorandum"). Capitalized terms used, but not defined, herein shall have the respective meanings given them in the Memorandum.

            The undersigned subscribing investor (the "Investor") hereby agrees as follows:

            1. Subscription for the LP Interests.
               ----------------------------------

            (a) The Investor agrees to become a Member of the Company and in connection therewith subscribes for and agrees to purchase the aggregate dollar amount of LP Interests specified on page 17 herein on or prior to the date that is 30 months after the closing (the "Closing" which will coincide with the first Drawdown Date (as defined below) (such period, the "Subscription Period"). The Investor agrees to make capital contributions (the "Capital Commitments") as specified by the Company from time to time on multiple drawdown dates (each, a "Drawdown Date") on the terms and conditions described herein and in the Memorandum. On each Drawdown Date, the Company will issue LP Interests at net asset value per share as calculated within 48 hours prior to issuance (exclusive of Sundays and holidays) in an amount equal to the percentage of Capital Commitments specified by the Company in the drawdown notice. The Investor acknowledges and agrees that unfunded Capital Commitments may be drawn down by the Company at any time during the Subscription Period in any amount on not less than 15 days' prior written notice. Investors who fail to pay a capital call within 10 days after receiving a second notice from the Company may be subject to having their LP Interests repurchased, retired and canceled by the Company at a discount to the net asset value of such LP Interests, which will in no event be less than 66% of the net asset value of such LP Interests, subject to the sole discretion of the independent Directors (as such term is defined in the Memorandum).

            (b) The Investor acknowledges and agrees that it is not entitled to cancel, terminate or revoke this subscription, any agreements of the Investor hereunder, except as otherwise set forth in this Section 1(b), the Memorandum or applicable law, and such subscription and agreements and power of attorney shall survive (i) changes in the transaction, documents and instruments described in the Memorandum which in the aggregate are not material or which are contemplated by the Memorandum and (ii) the death or disability of the Investor; provided, however, that, if the Company shall not have accepted this subscription on or before the third business day prior to the Closing, this subscription, all agreements of the Investor hereunder and the power of attorney granted hereby shall be cancelled and this Subscription Agreement (the "Subscription Agreement") will be returned to the Investor; and provided further that the Investor's obligations hereunder with respect to this subscription are subject to the Investor's review and approval of the final versions of the Memorandum, the Operating Agreement and other related transaction documents requested by the

Investor and that, after reviewing such final materials, the Investor may cancel this subscription, including all agreements of the Investor hereunder and the power of attorney granted hereby.(2)

            (c) Subject to the provisions of Section 1(b) above, the Investor hereby irrevocably constitutes and appoints the Investment Manager (and any substitute or successor acting in such capacity) as its true and lawful attorney in its name, place and stead, (a) to receive and pay over to the Company on behalf of the Investor, to the extent set forth in this Subscription Agreement, all funds received hereunder, (b) to complete or correct, on behalf of the Investor, all documents to be executed by the Investor in connection with the Investor's subscription for the LP Interests, including, without limitation, filling in or amending amounts, dates, and other pertinent information, and (c) to execute, acknowledge, swear to and file: (i) any counterparts of the Operating Agreement to be entered into pursuant to this Subscription Agreement and any Amendments to which such Investor is a signatory, (ii) any amendments to any such Amendments (as provided in the Operating Agreement), (iii) any agreements or other documents relating to the obligations of the Company, as limited and defined in the Operating Agreement, (iv) any certificates of formation required by law and all amendments thereto, (v) all certificates and other instruments necessary to qualify, or continue the qualification of, the Company in the states where it may conduct activities, (vi) all assignments, conveyances or other instruments or documents necessary to effect the dissolution of the Company and (vii) all other filings with agencies of the federal government, of any state or local government, or of any other jurisdiction, which the Investment Manager considers necessary or desirable to carry out the purposes of this Subscription Agreement, the Operating Agreement and the business of the Company. This power of attorney shall be deemed coupled with an interest, shall be irrevocable and shall survive the transfer of the Investor's LP Interests.

            (d) The Investor recognizes that the offer of the LP Interests to it has been made in reliance upon such Investor's representations, warranties, acknowledgments and agreements set forth in this Subscription Agreement. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase the LP Interests.

            (e) If there is any change in any of the information provided by the Investor to the Company, including in the attached Investor Questionnaire, or if any of the Investor's representations and warranties becomes inaccurate in any respect, the Investor will immediately furnish such revised or corrected information to the Company.

            2. Certain Acknowledgments and Agreements of the Investor.
               -------------------------------------------------------

            The Investor understands and acknowledges that:

            (a) The subscription for the LP Interests contained herein may be accepted or rejected, in whole or in part, by the Company in its sole and absolute discretion. No subscription shall be deemed accepted until the Investor has been admitted as a Member in the Company; such admission shall be deemed an acceptance of this Subscription Agreement by the Company for all purposes.

--------
(2) At the time that the Company transmits the final materials to the Investor, the Company will also transmit a notice to be completed by the Investor and returned to the Company within the time frame specified therein pursuant to which the Investor will acknowledge that (i) it has received and reviewed the final materials and (ii) the italicized proviso contained in Section 1(b) of the Subscription Agreement is no longer applicable to such Investor.

            (b) No foreign, federal or state authority has made any finding or determination as to the fairness for investment of the LP Interests and no foreign, federal or state authority has recommended or endorsed or will recommend or endorse this offering.

            (c) All documents pertaining to this investment readily available to the Company have been made available for inspection by the Investor, and pertinent nonconfidential books and records of the Company will be available, upon reasonable notice, for inspection by Investors during reasonable business hours for purposes reasonably related to the Investor's investment in the LP Interests at the Company's principal place of business.

            3. Representations and Warranties of the Investor.
               -----------------------------------------------

            The Investor understands that the LP Interests are being sold in reliance upon the exemptions provided in the Securities Act of 1933 (the "Securities Act") and/or Regulation D thereunder for transactions involving limited offers and sales, and the Investor, on behalf of such Investor and such Investor's heirs, personal representatives, successors and assigns, makes the following representations, declarations and warranties with the intent that the same may be relied upon by the Company:

            (a) The Investor has received, read carefully and understands the Memorandum and all exhibits thereto and has consulted his or her own attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for the Investor. The Investor understands that Skadden, Arps, Slate, Meagher & Flom LLP acts as counsel to the Company, the Investment Manager and certain of their affiliates, as well as the agents under the Credit Agreement in connection with the Senior Facility (as such terms are defined in the Memorandum), and no attorney-client relationship exists between Skadden, Arps, Slate, Meagher & Flom LLP and any Investor because of such Investor's investment in the Company.

            (b) The Company has made available to the Investor, during the course of this transaction and prior to the purchase of any of the LP Interests, the opportunity to ask questions of and receive answers from the Company or any of its principals concerning the terms and conditions of the offering described in the Memorandum, and to obtain any additional information necessary to verify the information contained in the Memorandum or otherwise relative to the financial data and business of the Company, to the extent that such parties possess such information or can acquire it without unreasonable effort or expense, and all such questions, if asked, have been answered satisfactorily and all such documents, if examined, have been found to be fully satisfactory.

            (c) The Investor understands and acknowledges that (i) the Investor must bear the economic risk of its investment in the LP Interests until the termination of the Company; (ii) the LP Interests have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the Securities Act and applicable state laws or unless an exemption from such registration is available; (iii) the Investor is purchasing the LP Interests for investment purposes only for the account of the Investor and not with any view toward a distribution thereof; (iv) the Investor is investing in the Company as a common investment vehicle rather than as a means to facilitate the individual or separate investment decisions of the Investor; (v) the Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the LP Interests which the Investor hereby subscribes to purchase or any part thereof, and the Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement; (vi) except as provided in the side letter, the Investor understands that the LP Interests may be transferred only to other Qualified Investors and only with the prior written consent of the Company, which will not be unreasonably withheld and that, in the event that the LP Interests are listed on a stock exchange, such restrictions may be modified to permit sales, subject to the approval of the Investment Manager, in its sole discretion, on such stock exchange to persons who submit appropriate documentation to demonstrate that they are Qualified Investors; (vii) there may be no established trading market for the LP Interests; (viii) any disposition of the LP Interests may result in unfavorable tax consequences to the Investor; (ix) the Company does not have any obligation or intention to register the LP Interests for sale under the Securities Act, any state securities laws or of supplying the information which may be necessary to enable the Investor to sell LP Interests; and (x) Investors have no right to require the registration of the LP Interests under the Securities Act or state securities laws or other applicable securities regulations.

            (d) The Investor is aware and acknowledges that (i) the LP Interests involve a substantial degree of risk of loss of the Investor's entire investment and there is no assurance of any income from such investment; (ii) any federal and/or state income tax benefits which may be available to the Investor may be lost through the adoption of new laws or regulations or changes to existing laws and regulations or changes in the interpretation of existing laws and regulations; (iii) the Investor, in making its investment, is relying, if at all, solely upon the advice of its personal tax advisor with respect to the tax aspects of an investment in the Company; and (iv) because there are substantial restrictions on the transferability of the LP Interests it may not be possible for the undersigned to liquidate its investment readily in case of an emergency.

            (e) The Investor (if a natural person) is at least 21 years of age and has adequate means of providing for all his or her current and foreseeable needs and personal contingencies and has no need for liquidity in this investment.

            (f) The Investor is knowledgeable and experienced in evaluating investments and experienced in financial and business matters and is capable of evaluating the merits and risks of investing in the LP Interests. The Investor has evaluated the risks of investing in the LP Interests, and has determined that the LP Interests are a suitable investment for the Investor. In evaluating the suitability of an investment in the LP Interests, the Investor has not relied upon any representations or other information (whether oral or written) other than as set forth in the Memorandum and Operating Agreement or other written document furnished by the Company to the Investor, and independent investigations made by the Investor or representative(s) of the Investor.

            (g) The Investor can bear the economic risk of this investment and can afford a complete loss of its investment. The aggregate amount of the investments of the Investor in, and its commitments to, all similar investments that are illiquid is reasonable in relation to its net worth.

            (h) The Investor maintains its domicile, and is not merely a transient or temporary resident, at the residence address shown on the signature page of this Subscription Agreement.

            (i) If the Investor is not a natural person, the Investor has the power and authority to enter into this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for LP Interests, and to perform its obligations thereunder and consummate the transactions contemplated thereby and the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute and deliver this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for LP Interests. If the Investor is an individual, the Investor has all requisite legal capacity to acquire and hold the LP Interests and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for LP Interests. Such execution, delivery and compliance by the Investor does not conflict with, or constitute a default under, any instruments governing the Investor, any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor is bound. This Subscription Agreement has been duly executed by the Investor and constitutes a valid and legally binding agreement of the Investor.

            (j) The representations, warranties, agreements, undertakings and acknowledgments made by the Investor in this Subscription Agreement are made with the intent that they be relied upon by the Company in determining the Investor's suitability as a purchaser of the LP Interests, and shall survive its purchase. In addition, the Investor undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Investor set forth herein.

            (k) Any information which the Investor has heretofore furnished to the Company or any agent of the Company with respect to the Investor, including, without limitation, the information in the attached Investor Questionnaire, is correct and complete as of the date of this Subscription Agreement.

            (l) The Investor is not (i) identified on the U.S. Department of Treasury Office of Foreign Assets Control ("OFAC") list of Specially Designated Nationals and Blocked Persons (the "SDN List") codified at 31 CFR Ch. V Annex A as amended from time to time; (3) (ii) owned or controlled by or acting on behalf of any person or entity listed on the SDN List; (iii) the target of any sanction, regulation, or law promulgated by OFAC or any other U.S. governmental entity (such sanctions, regulations and laws, together with any supplement or amendment thereto, the "U.S. Sanctions Laws") such that the entry into this Subscription Agreement or the operative document or the performance of any of the transactions contemplated hereby and thereby would contravene such U.S. Sanctions Laws; or (iv) owned or controlled by or acting on behalf of any person or entity that is the target of any U.S. Sanctions Laws such that the entry into this Subscription Agreement or the operative document or the performance of any of the transactions contemplated hereby and thereby would contravene such U.S. Sanctions Laws.

            4. Indemnification. The Investor understands that the information provided herein will be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase LP Interests. The Investor hereby agrees to indemnify the Company, the Investment Manager, the Co-Manager, the Placement Agent and any affiliates thereof, and to hold each of them harmless from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement. The Investor hereby agrees to indemnify the Company, the Investment Manager, the Co-Manager, the Placement Agent and any affiliates thereof, and to hold them harmless against all liabilities, costs or expenses (including reasonable attorneys' fees) arising as a result of the sale or distribution of the LP Interests by the Investor in violation of the Securities Act or other applicable law.

            5. General. Except as provided in the side letter, the Investor agrees that neither this Subscription Agreement nor any rights which may accrue to it hereunder may be transferred or assigned. This Subscription Agreement (i) shall be binding upon the Investor and the heirs, personal representatives, successors and assigns of the Investor, (ii) shall be governed, construed and enforced in accordance with the laws of the State of Delaware, without reference to any principles of conflicts of law, (iii) shall survive the admission of the Investor to the Company, and (iv) shall, if the Investor consists of more than one person, be the joint and several obligation of all such persons. The courts


--------
(3)   The OFAC SDN list may be found at
of the State of Delaware shall have exclusive jurisdiction over any and all disputes between or among the parties to this Subscription Agreement, each of whom expressly submits to the jurisdiction of such courts and waives any defense of inconvenient forum.

            6. Prevention of Money Laundering. (a) The Investor understands, acknowledges, represents and agrees (i) that the acceptance of this Subscription Agreement, together with the appropriate remittance, will not breach any applicable money laundering or related rules or regulations (including, without limitation, any statutes, rules or regulations in effect under the laws of the United States pertaining to prohibitions on money laundering or to transacting business or dealing in property that may be blocked or may belong to Specially Designated Nationals as those terms are used by the OFAC), (ii) to promptly provide to the Company or the Administrator or any other party designated for receipt of such information documentation verifying its identity, as well as the identity of any of its legal or beneficial owners or related parties or affiliates, (iii) that due to money laundering requirements within their respective jurisdictions (which requirements are in effect at the time this Subscription Agreement is submitted to the Company or which become effective at any future time), the Company or Administrator may require further evidence of the Investor's identity before this Subscription Agreement can be processed, and the Company or Administrator may be required to take such other actions as may be necessary for the Company or Administrator to comply with such money laundering regulations and (iv) that it will consent to disclosure to third parties of information provided pursuant to this Subscription Agreement.

            (b) The Investor understands, acknowledges, represents and agrees that many jurisdictions are in the process of changing or creating anti-money laundering, embargo and trade sanctions, or similar laws, regulations, requirements (whether or not with force of law) or regulatory policies and that many financial intermediaries are in the process of changing or creating responsive disclosure and compliance policies (collectively "Requirements"). The Investor further understands, acknowledges, represents and agrees that the Company could be requested or required to obtain certain assurances from the Investor, disclose information pertaining to it to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future with respect to Requirements. The Investor understands, acknowledges, represents and agrees that it is the Company's policy to comply with Requirements to which it is or may become subject and to interpret them broadly in favor of disclosure. The Investor hereby agrees, and by reason of owning any LP Interests will be deemed to have agreed, that the Investor will provide additional information or take such other actions as may be necessary or advisable for the Company (in the Investment Manager's sole judgment) to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) or otherwise. The Investor hereby consents, and by reason of owning any LP Interests will be deemed to have consented, to disclosure by the Company and its agents to relevant third parties of information pertaining to the Investor in respect of Requirements or information requests related thereto. The Investor understands, acknowledges, represents and agrees that failure to honor any such request may result in redemption by the Company or a forced sale to another person or entity of such Investor's LP Interests.

            7. Notwithstanding anything expressed or implied to the contrary in this Subscription Booklet, the Memorandum, and any other Company documents, each prospective investor and actual investor, and each of the respective employees, representatives and agents of each such prospective investor and actual investor, are hereby expressly authorized to disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Company and all materials of any kind (including opinions or other tax analyses) that are provided to any such persons relating to such tax treatment and tax structure.

                     INVESTOR QUESTIONNAIRE FOR INDIVIDUALS

INDIVIDUALS: PLEASE COMPLETE PARTS I AND II OF THIS QUESTIONNAIRE. You must also include a completed IRS Form W-9 (for U.S. investors) or the appropriate Form W-8 (for non-U.S. investors). These forms are attached.

I.    VERIFICATION OF STATUS AS "ACCREDITED INVESTOR" UNDER REGULATION D

PLEASE INITIAL APPLICABLE STATEMENTS BELOW
------------------------------------------

1.   _____     The Investor is a natural person (individual) whose own net worth, taken together with the net worth of the Investor's spouse, exceeds $1,000,000. Net worth for this purpose means total assets (including residence, personal property and other assets) in excess of total liabilities.

2.   _____     The Investor is a natural person (individual) who had an
               individual income in excess of $200,000 (or joint income with the Investor's spouse in excess of $300,000) in each of the two previous years and who reasonably expects a gross income in excess of $200,000 (or joint income with the Investor's spouse in excess of $300,000) this year.

3.   _____     The Investor is a director, executive officer or general
               partner of the Company or a director, executive officer or general partner of the Investment Manager.

4.   _____     The Investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investing in the LP Interests.

II.   VERIFICATION OF STATUS AS A "QUALIFIED CLIENT"

The Investor represents and warrants that it is a "Qualified Client" within the meaning of the Investment Advisers Act of 1940 (the "Advisers Act") and has initialed the applicable statements below pursuant to which the Investor so qualifies.

PLEASE INITIAL APPLICABLE STATEMENTS BELOW
------------------------------------------

1.    _____       The Investor has at least $750,000 under the management
                  of the Investment Manager or Co-Manager, including investments made hereby and in other investment funds managed by the Investment Manager or Co-Manager.

2.    _____       The Investor's net worth, taken together with the net
                  worth of the Investor's spouse, exceeds $1,500,000.

3.    _____       The Investor is a natural person who beneficially owns
                  not less than $5,000,000 in "investments" either separately or jointly or as community property with his or her spouse.

4.    _____       The Investor is a natural person who immediately prior
                  to entering into the contract is:

                  (A) An executive officer, director, trustee, general partner, or person serving in a similar capacity, of the Investment Manager; or

                  (B) An employee of the Investment Manager (other than an employee performing solely clerical, secretarial or administrative functions with regard to the Investment Manager) who, in connection with his or her regular functions or duties, participates in the investment activities of the Investment Manager, and has been performing such functions and duties for or on behalf of the Investment Manager, or substantially similar functions or duties for or on behalf of another company, for at least 12 months.

IN ORDER TO COMPLETE ITEM 3, PLEASE READ ANNEX A AT THE END OF THIS SUBSCRIPTION BOOKLET FOR INFORMATION REGARDING WHAT IS INCLUDABLE IN "INVESTMENTS" AND FOR INFORMATION REGARDING THE VALUATION OF SUCH "INVESTMENTS."


         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

                      INVESTOR QUESTIONNAIRE FOR ENTITIES

ENTITIES (NON-INDIVIDUALS): PLEASE COMPLETE PARTS I AND II OF THIS QUESTIONNAIRE. You must also include a completed IRS Form W-9 (for U.S. investors) or the appropriate Form W-8 (for non-U.S. investors). These forms are attached.

I.    VERIFICATION OF STATUS AS "ACCREDITED INVESTOR" UNDER REGULATION D

The Investor represents and warrants that it is an "accredited investor" within the meaning of Regulation D under the Securities Act and has initialed the applicable statements below pursuant to which the Investor so qualifies.

PLEASE INITIAL APPLICABLE STATEMENTS BELOW
------------------------------------------

1.    __X__       The Investor is either (i) a corporation, (ii) an
                  organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a Massachusetts or similar business trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of $5,000,000.

2.    __X__       The Investor is either (i) a bank, or any savings and
                  loan association or other institution acting in its individual or fiduciary capacity; (ii) a broker or dealer; (iii) an insurance company; (iv) an investment company or a business development company under the Investment Company Act of 1940 or a private business development company under the Investment Advisers Act of 1940; (v) a Small Business Investment Company licensed by the U.S. Small Business Administration; or (vi) an employee benefit plan whose investment decision is being made by a plan fiduciary, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan whose total assets are in excess of $5,000,000 or a self-directed employee benefit plan whose investment decisions are made solely by persons that are accredited investors.

3.    __X__       The Investor is a trust, not formed for the specific
                  purpose of acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person.

4.    _____       The Investor is an entity as to which all the equity
                  owners are accredited investors.

                  o If only this item (4) has been initialized (i.e., not 1, 2 or 3), please have each such equity owner fill out and sign the Investor Questionnaire for Individuals or this Questionnaire for Entities, as applicable. Please fee free to make copies of these pages for each equity owner (or income beneficiary).

II.   VERIFICATION OF STATUS AS A "QUALIFIED CLIENT"

The Investor represents and warrants that it is a "Qualified Client" within the meaning of the Advisers Act and has initialed the applicable statements below pursuant to which the Investor so qualifies.

PLEASE INITIAL APPLICABLE STATEMENTS BELOW
------------------------------------------

1.    __X__       The Investor is an entity which:

                  o was not formed for the specific purpose of investing in the Company*; is acting for its own account or the accounts of other Qualified Purchasers;** AND
                  o in the aggregate owns and/or invests on a discretionary basis not less than $25,000,000 in "investments".

2.    _____       Each beneficial owner of the Issuer's securities is a
                  Qualified Purchaser (or, in the case of a trust, each income beneficiary of such trust and the person directing such trust are Qualified Purchasers**).

3.    _____       The Investor is an entity which:

                  o was not formed for the specific purpose of investing in the Company*;
                  o     owns not less than $5,000,000 in "investments"; AND
                  o is directly or indirectly owned entirely by or for a "Family Company".***

4.    _____       The Investor is a "qualified institutional buyer"**** acting for its own account or the account of other Initial qualified institutional buyers, provided that:
                  o     a dealer described in paragraph (a)(1)(ii) of Rule 144A
                        must own and invest on a discretionary basis at least $25 million in securities of issuers that are not affiliated persons of the dealer; AND

                  o a plan referred to in paragraph (a)(1)(D) or (a)(1)(E) of Rule 144A, or a trust fund referred to in paragraph
                        (a)(1)(F) of Rule 144A that holds the assets of such a plan, will only be deemed to be acting for its own account to the extent that investment decisions are made by the fiduciary, trustee or sponsor of such plan (i.e., ---- there must be at least $100 million of non-self-directed assets in the plan) and then only with respect to the assets as to which investment decisions are made by the fiduciary, trustee of sponsor.



---------------
**    "Qualified Purchasers" include any individual referred to in item 3 of
Part II of the Investor Questionnaire for Individuals or any entity referred to in this section under items 1 through 5.

***   A "Family Company" consists of two or more natural persons who are related
(as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption), their spouses, and estates or foundations, charities or trusts formed by them or for their benefit.

****  As defined in paragraph (a) of Rule 144A under the Securities Act.

5.    _____       The Investor is a trust that:
                  o     is directed by a "Qualified Purchaser";*
                  o     was not formed for the specific purpose of investing in
                        the Company;** AND
                  o     with respect to which each settlor or other person who
                        contributed assets is a "Qualified Purchaser".

6.    __X__       The Investor has at least $750,000*** under the management of the Investment Manager and the Investor either (a) is not a private investment fund excepted under Section 3(c)(1) of the Investment Company Act of 1940 (the "1940 Act"), an investment company registered under the 1940 Act, or a "business development company" as defined in Section 202(a)(22) of the Advisers Act, or (b) is an entity enumerated in (a) in which no equity owner is charged a fee on the basis of a share of capital gains or capital appreciation.

7.    __X__       The Investor's net worth exceeds $1,500,000 and the Investor either (a) is not a private investment fund excepted under
                  Section 3(c)(1) of the 1940 Act, an investment company registered under the 1940 Act, or a "business development company" as defined in Section 202(a)(22) of the Advisers Act, or (b) is an entity enumerated in (a) in which no equity owner is charged a fee on the basis of a share of capital gains or capital appreciation.

8.    _____       The Investor is a private investment fund excepted under
                  Section 3(c)(1) of the 1940 Act, an investment company registered under the 1940 Act, or a "business development company" as defined in Section 202(a)(22) of the Advisers Act, and each equity owner of the Investor that is charged a fee on the basis of a share of capital gains or capital appreciation qualifies as a "Qualified Client".

      IN ORDER TO COMPLETE QUESTIONS 1 AND 3, PLEASE READ ANNEX A FOR INFORMATION REGARDING WHAT IS INCLUDABLE IN "INVESTMENTS" AND FOR INFORMATION REGARDING THE VALUATION OF SUCH "INVESTMENTS".


         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]




---------------
* "Qualified Purchaser" include any individual referred to in item 3 of Part II of the Investor Questionnaire for Individuals or any entity referred to in this section under items 1 through 5.

**    An investor may be deemed to be "formed for the specific purpose of investing in the Company" if either (i) the amount of the Investor's subscription for LP Interests in the Company exceeds 40% of the total assets (on a consolidated basis with its subsidiaries) of the Investor, or (ii) interest holders in the Investor are able to decide individually whether to participate, or the extent of their participation, in the Investor's investment in the Company (i.e., can holders of interests in the Investor determine whether their capital will form part of the capital invested by the Investor in the Company).

***   Includes investments made hereby.

SUPPLEMENTAL DATA FOR ENTITIES (natural persons may skip this section)

If the Investor is an entity, please furnish the following supplemental data:


1.    Legal form of entity (corporation, partnership, trust, etc.):

                                  TRUST
      ---------------------------------------------------------------------

2.    Jurisdiction of organization: NEW YORK
                                   ----------

3. Is the Investor a registered investment company or a private investment fund which is not registered under the Investment Company Act in reliance on Section 3(c)(1) or 3(c)(7) thereof? Note: If the answer is "Yes", your voting power may be limited or the Company may limit your investment in the Company.

            _____ Yes             __X__     No

4.    The fiscal year-end of the Investor is   9/30  .
                                             ---------
                                            (Month/Day)

5.    Was the Investor organized for the specific purpose of acquiring LP
      Interests?

            _____ Yes             __X__     No

6. Will more than 40% of Investor's total assets (on a consolidated basis with its subsidiaries) (after giving effect to this subscription) be invested in the Company?

            _____ Yes             __X__     No

7. Are the interest holders in the Investor able to decide individually whether to participate, or the extent of their participation, in the Investor's investment in the Company?

            _____ Yes             __X__     No


         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

8. Authorized Signatories. Set forth below are the names of persons authorized by the Investor to give and receive instructions between the Company (or its Administrator) and the Investor, together with their respective signatures. Such persons are the only persons so authorized until further written notice to the Administrator signed by one or more of such persons.

                   (please attach additional pages if needed)

--------------------------------------------------------------------------------
NAME                                               SIGNATURE
--------------------------------------------------------------------------------
             DUEN-LI KAO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

            IN WITNESS WHEREOF, the undersigned Investor has executed this Subscription Agreement.


                         GENERAL MOTORS TRUST COMPANY, AS TRUSTEE FOR GMAM
Subscriber Name (Please print)   INVESTMENT FUNDS TRUST II*, SOLELY FOR THE
                              ----------------------------------------------
BENEFIT OF POOL GFIP-103
Residence or Office Address       SEE RIDER
                           -----------------
2
--------------------------------------------------------------------
City, State, Zip Code
                     ------------------------------------------------

(Fill in Mailing Address only if different from Residence or Office Address):

Mailing Address    SEE RIDER 2
                   --------------------------------------------------
City, State, Zip Code
                     ------------------------------------------------
Business Telephone
                  ---------------------------------------------------
Facsimile (Home/Business)
                         --------------------------------------------
Internet Address
                -----------------------------------------------------

                                       GENERAL MOTORS TRUST COMPANY, AS
                                       TRUSTEE FOR GMAM INVESTMENT FUNDS
                                       TRUST II*, SOLELY FOR THE BENEFIT OF POOL
                                       GFIP-103

                                          Signature of Investor

                                       By:
                                          ------------------------------
                                          Signature of Authorized
                                          Representative (if not an individual)

State in which Subscription
Agreement signed if other
than state of residence or office:


The Investor agrees to purchase the following aggregate dollar amount of LP
Interests on or prior to April    , 2009:    $
                               ---        ----------------

Date of execution by Subscriber:    OCTOBER     , 2006
                                  ------------------------

Social Security or Taxpayer I.D. No. (Must be completed)    01-6231432
                                                         ---------------------

      Until further written notice to the Administrator signed by one or more of the persons listed above, funds may be wired to the Investor (for instance, upon redemption) using the following instructions:

      Bank Name:      SEE RIDER 1
                 ----------------

      Bank Address
                   -----------------------------------------------
      ABA or CHIPS Number:
                          ----------------------------------------
      Account Name:
                   -----------------------------------------------
      Account Number:
                     ---------------------------------------------
      Reference:
                 -------------------------------------------------

      *THE INVESTMENT MANAGER AND THE COMPANY ACKNOWLEDGE AND AGREE THAT IN THE EVENT OF ANY CLAIM WHATSOEVER OR HOWSOEVER MADE BY THE INVESTMENT MANAGER OR THE COMPANY AGAINST GENERAL MOTORS TRUST COMPANY, AS TRUSTEE FOR GMAM INVESTMENT FUNDS TRUST II ("GM") IN CONNECTION WITH GM'S INVESTMENT IN THE COMPANY, SUCH PARTIES' RECOURSE TO GM SHALL BE LIMITED AND ATTRIBUTABLE SOLELY TO THE ASSETS OF POOL GFIP-103 AND UPON EXHAUSTION OF SUCH ASSETS, SUCH PARTY SHALL HAVE NO FURTHER RECOURSE AGAINST GM. FURTHERMORE, THE INVESTMENT MANAGER AND THE COMPANY ACKNOWLEDGE AND AGREE THAT ANY AND ALL BENEFITS ACCRUING TO GM IN CONNECTION WITH GM'S INVESTMENT IN THE COMPANY SHALL INURE SOLELY TO POOL GFIP-103, AND NOT TO GM GENERALLY.

                           ACCEPTANCE OF SUBSCRIPTION




      The Undersigned hereby accepts the above subscription for LP Interests on behalf of the Company.



By:_____________________________
      Name:
      Title:


Date:___________________________

                                    Copy #1

      IN WITNESS WHEREOF, this Operating Agreement has been duly approved, adopted and ratified by the undersigned as of the date indicated below.


                                       GENERAL MOTORS TRUST COMPANY, AS
                                       TRUSTEE FOR GMAM INVESTMENT FUNDS
                                       TRUST II*, SOLELY FOR THE BENEFIT OF POOL
                                       GFIP-103





Date:___________                          By:__________________________



Accepted:



Tennenbaum Capital Partners, LLC


By:_____________________________
      Name:
      Title:


Date:___________________________





*THE INVESTMENT MANAGER AND THE COMPANY ACKNOWLEDGE AND AGREE THAT IN THE EVENT OF ANY CLAIM WHATSOEVER OR HOWSOEVER MADE BY THE INVESTMENT MANAGER OR THE COMPANY AGAINST GENERAL MOTORS TRUST COMPANY, AS TRUSTEE FOR GMAM INVESTMENT FUNDS TRUST II ("GM") IN CONNECTION WITH GM'S INVESTMENT IN THE COMPANY, SUCH PARTIES' RECOURSE TO GM SHALL BE LIMITED AND ATTRIBUTABLE SOLELY TO THE ASSETS OF POOL GFIP-103 AND UPON EXHAUSTION OF SUCH ASSETS, SUCH PARTY SHALL HAVE NO FURTHER RECOURSE AGAINST GM. FURTHERMORE, THE INVESTMENT MANAGER AND THE COMPANY ACKNOWLEDGE AND AGREE THAT ANY AND ALL BENEFITS ACCRUING TO GM IN CONNECTION WITH GM'S INVESTMENT IN THE COMPANY SHALL INURE SOLELY TO POOL GFIP-103, AND NOT TO GM GENERALLY.

                                    Copy #2

      IN WITNESS WHEREOF, this Operating Agreement has been duly approved, adopted and ratified by the undersigned as of the date indicated below.

                                       GENERAL MOTORS TRUST COMPANY, AS
                                       TRUSTEE FOR GMAM INVESTMENT FUNDS
                                       TRUST II*, SOLELY FOR THE BENEFIT OF POOL
                                       GFIP-103





Date:___________                          By:__________________________



Accepted:



Tennenbaum Capital Partners, LLC


By:_____________________________
      Name:
      Title:


Date:___________________________







*THE INVESTMENT MANAGER AND THE COMPANY ACKNOWLEDGE AND AGREE THAT IN THE EVENT OF ANY CLAIM WHATSOEVER OR HOWSOEVER MADE BY THE INVESTMENT MANAGER OR THE COMPANY AGAINST GENERAL MOTORS TRUST COMPANY, AS TRUSTEE FOR GMAM INVESTMENT FUNDS TRUST II ("GM") IN CONNECTION WITH GM'S INVESTMENT IN THE COMPANY, SUCH PARTIES' RECOURSE TO GM SHALL BE LIMITED AND ATTRIBUTABLE SOLELY TO THE ASSETS OF POOL GFIP-103 AND UPON EXHAUSTION OF SUCH ASSETS, SUCH PARTY SHALL HAVE NO FURTHER RECOURSE AGAINST GM. FURTHERMORE, THE INVESTMENT MANAGER AND THE COMPANY ACKNOWLEDGE AND AGREE THAT ANY AND ALL BENEFITS ACCRUING TO GM IN CONNECTION WITH GM'S INVESTMENT IN THE COMPANY SHALL INURE SOLELY TO POOL GFIP-103, AND NOT TO GM GENERALLY.

                                                                         Annex A


                                   INVESTMENTS

For determining whether the Investor is a "Qualified Client" or "Qualified Purchaser" the term "investments" includes:

(1) Securities, other than securities of an issuer that controls, is controlled by, or is under common control with, the Investor that owns such securities, unless the issuer of such securities is a "public company," a "financial company" or has more than $50 million in equity, as reflected on such company's financial statements which present such equity information as of a date within 16 months preceding the date on which the Investor acquires LP Interests. The term "public company" includes all companies that file reports pursuant to Section 13 or 15(d) of the Exchange Act or have a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S of the Securities Act. The term "financial company" includes a commodity pool or an "investment company" (whether U.S. or offshore) or a company required to register as such under the 1940 Act but for the exclusions or exemptions provided by sections 3(c)(1) through 3(c)(9) of the 1940 Act;

(2) Real estate held for investment purposes so long as it is not used by the prospective Qualified Purchaser or a close relative (generally, a sibling, spouse, former spouse, direct ancestor or descendent or a spouse of such an ancestor or descendent) for personal or business purposes. However, real estate owned by a prospective Qualified Purchaser who is primarily in the real estate business is includable as an "investment" even if it is held by the owner;

(3) "Commodity interests" or "physical commodities" held for investment purposes by the Investor. "Commodity interests" includes commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of (i) any contract market designated for trading such transactions under the Commodity Exchange Act and the rules thereunder or (ii) any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act. "Physical commodities" includes any physical commodity with respect to which a "Commodity Interest" is traded on a market specified in the definition of commodity interests above;

(4) To the extent not securities, "financial contracts" entered into for investment purposes or in connection with investments. "Financial contracts" includes any arrangement that (i) takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets; (ii) is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and (iii) is entered into in response to a request from a counterparty for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement;

(5) In the case of an Investor that is a commodity pool or an investment company excepted from registration by section 3(c)(1) or 3(c)(7) of the 1940 Act, any amounts payable to such Investor pursuant to a firm agreement or similar binding commitment upon the demand of the Investor; and

(6) Cash and cash equivalents held for investment purposes, such as bank deposits, foreign currencies, certificates of deposits, net cash surrender value of an insurance policy and cash held for defensive purposes.

      "Investments" do not include other assets which do not reflect experience in the financial markets, such as jewelry, art work, antiques and other collectibles.

      For purposes of determining the amount of "investments" owned by a company, "investments" of a parent company and its majority-owned subsidiaries may be aggregated to meet the minimum "investment" amount requirements, regardless of which company is the prospective Qualified Purchaser.

      For purposes of determining the amount of "investments" owned by a natural person, there may be included any "investment" held jointly or as community property with such person's spouse. In determining whether spouses who are making a joint investment in the Company are Qualified Clients or Qualified Purchasers, there may be included in the amount of each spouse's "investments" any "investments" owned by the other spouse (whether or not such "investments" are held jointly).

      In determining whether a natural person is a Qualified Client or Qualified Purchaser, there may be included in the amount of such person's "investments" any "investments" held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.


                            VALUATION OF INVESTMENTS


      In determining the value of "investments" in order to ascertain Qualified Client or Qualified Purchaser status, the aggregate amount of "investments" owned and invested on a discretionary basis by such person can be either their fair market value on the most recent practicable date or the cost of such "investments," provided that the same method must be used for all "investments." However,

(1) In the case of "commodity interests," the amount of "investments" is the value of the initial margin or option premium deposited in connection with such "commodity interests"; and


(2) In each case, there must be deducted from the amount of such "investments" the following amounts:

      (a) The amount of any outstanding indebtedness incurred by the prospective Qualified Client or Qualified Purchaser to acquire such "investments"; and

      (b) In the case of a Family Company (as defined in the Investor Suitability Questionnaire for Entities), in addition to the amounts specified in paragraph (2)(a) above, any outstanding indebtedness incurred by an owner of the Family Company to acquire the Family Company's "investments".

                                                                         Annex B

                                 PRIVACY NOTICE

            Tennenbaum Opportunities Fund V, LLC (the "Company") and Tennenbaum Capital Partners, LLC (the "Investment Manager") consider privacy to be fundamental to their relationship with investors. They are committed to maintaining the confidentiality, integrity, and security of investor's personal information. Internal policies have been developed to protect this confidentiality, while allowing investor needs to be served.

            The Company and the Investment Manager do not disclose nonpublic personal information about investors or former investors to third parties other than as described herein. They collect information about you (such as your name, address, social security number, assets and income) from their discussions with you, from documents that you may deliver to them and in the course of providing advisory services to you. In order to provide you with such services, the Company and the Investment Manager may provide your personal information to affiliates and to firms that provide assistance in servicing the Company and that have a need for such information, such as a broker, custodian or other service provider. They require third-party service providers and financial institutions with which they have relationships to protect the confidentiality of your information and to use the information only for the purposes for which the information is disclosed. They do not otherwise provide information about you to outside firms, organizations or individuals except to their attorneys, accountants, administrators, marketers and auditors and as permitted by law or with your consent.

            The Company and the Investment Manager restrict access to nonpublic personal information about you to their employees with a legitimate business need for the information. They maintain physical, electronic and procedural safeguards designed to protect your personal information.






                                      B-1